CHS Update March 2018 Confidential Confidential Exhibit 99.1

This presentation has been prepared for the exclusive use of the party to whom Community Health Systems, Inc. (“CHS”) delivers this presentation. Although CHS believes the information is accurate in all material respects, CHS does not make any representation or warranty, either express or implied, as to the accuracy, completeness, or reliability of the information contained in this presentation. This presentation constitutes confidential information and is provided to you on the condition that you agree to hold it in strict confidence and not reproduce, disclose, forward or distribute it in whole or in part without the prior written consent of CHS and is intended for the recipient hereof only. This confidentiality undertaking is intended to be for the benefit of CHS and is enforceable by CHS. CHS assesses the performance of its businesses using a variety of measures. Certain of these measures are not explicitly defined under U.S. GAAP and are therefore termed Non-GAAP measures. CHS does not regard these Non-GAAP measures as a substitute for, or superior to, the equivalent measures defined under U.S. GAAP. The Non-GAAP measures that CHS uses may not be directly comparable with similarly-titled measures used by other companies. The information contained herein does not purport to be all‐inclusive or contain all of the information that a prospective investor may need or desire. In all cases, interested parties should conduct their own investigation and analysis of CHS and its subsidiaries and the data set forth in this presentation and should rely solely on their own judgment, review and analysis in evaluating CHS and its subsidiaries. Neither CHS nor its affiliates makes, and each hereby expressly disclaims, any representation or warranty (express or implied) as to the accuracy or completeness of this presentation or any other written or oral information made available by CHS in connection with the evaluation of, and any transaction involving, CHS and its subsidiaries. None of CHS nor its affiliates, directors, officers, employees or other representatives shall have any liability for any other representations (express or implied) contained in, or for any omissions from, this presentation or any other written or oral communication transmitted to the recipient in the course of the recipient’s evaluation of CHS and its subsidiaries. This presentation is not an offer to sell or the solicitation of an offer to buy any securities of CHS or any of its subsidiaries, nor will there be any sales of securities of CHS or any of its subsidiaries in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This presentation contains forward‐looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non‐historical statements. You can identify these forward‐looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward‐looking statements are subject to various risks and uncertainties beyond our control. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation. We undertake no obligation to update or review any forward‐looking statement, whether as a result of new information, future developments or otherwise, except as required by law. Forward Looking Statement

2017 Consolidated Financial Results

	Three months ended December 31,		Fiscal year ended December 31,	
	2016	2017	2016	2017
Admissions ('000s)	203	164	857	738
Adj. admissions ('000s)[1]	440	355	1,867	1,597
Net revenue per adj. admission	$10,154	$10,269	$9,874	$9,986
($M)				
Adjusted net operating revenues[2]	$4,469	$3,650	$18,438	$15,945
Adj. EBITDA[3]	$564	$409	$2,225	$1,703
% margin	*12.6%*	*11.2%*	*12.1%*	*10.7%*

- The impact of 2017 divestitures are reflected in admissions, adjusted admissions, and Adjusted EBITDA
- After a weaker 3Q 2017, CHS experienced improved operating performance in 4Q 2017
- Adjusted EBITDA within revised guidance ranges (as issued November 1, 2017)
- In addition to divestitures, YoY Adjusted EBITDA was lower due to volumes, higher operating expenses, lower HITECH incentives ($42M), and 3Q hurricanes ($40M)

(1) Adjusted admissions is a general measure of combined inpatient and outpatient volume. We computed adjusted admissions by multiplying admissions by gross patient revenues and then dividing that number by gross inpatient revenues.

(2) 2017 non-GAAP adjusted net operating revenues exclude the $591 million change in estimate for contractual allowance and provision for bad debts recorded during the three months ended December 31, 2017. See page 6. The information in this presentation should be reviewed together with the press release dated February 27, 2018, which contains GAAP reporting related to this change in estimate, as furnished in the Current Report on Form 8-K filed with the SEC on February 27, 2018.

(3) For a reconciliation of Adjusted EBITDA to net loss attributable to CHS stockholders for the three months and year ended December 31, 2017, see our press release dated February 27, 2018, as furnished in the Current Report on Form 8-K filed with the SEC on February 27, 2018.

CHS Community Health Systems, Inc.
3

(1) (1) Same Store 4Q and YE 2017 Highlights 4Q 2017 Compared to 4Q 2016 YE 2017 Compared to YE 2016 Same Store Same Store Adjusted Net Operating Revenues(1) 1.8% 0.2% Admissions -1.7% -1.9% Adjusted Admissions -0.9% -1.7% Surgeries -0.9% -2.1% ER Visits 1.4% -0.8% (1) The 2017 Non-GAAP Adjusted Net Operating Revenues above exclude the $591 million change in estimate for contractual allowance and provision for bad debts recorded during the three months ended December 31, 2017. See page 6. The information in this presentation should be reviewed together with the press release dated February 27, 2018, which contains GAAP reporting related to this change in estimate.

(1) (1) Same Store 2017 Highlights Year-Over-Year Change as a Percentage of Same Store Net Operating Revenues Same Store Salaries and benefits +10BPS Increase was driven by higher physician expense. Supplies expense +20BPS Driven by increased implant costs. Other operating expenses +180BPS Driven by higher medical specialist fees, purchased services, taxes and insurance expense. Electronic health records incentive reimbursement – lower than prior year by $42 million. Hurricanes – Harvey and Irma impacted EBITDA by an estimated $40 million.

Change in Estimate / New Revenue Recognition Standard The Company adopted the new revenue recognition accounting standard on January 1, 2018 In connection with this adoption, the Company completed an extensive data extraction and analysis of its patient revenues and patient accounts receivable and developed new accounting processes and methodologies The Company also analyzed its patient accounts receivable retained after the 2017 divestiture of 30 hospitals, and certain other revenues 2017 financial results include a change in estimate that reduces accounts receivable and reduces net operating revenues by the following: This change in estimate is not expected to have an impact on cash flows from operations or earnings run-rate ($ in millions) Increase to contractual allowances $197 Increase to provision for bad debts 394 Total $591

Recent Company Highlights

- CHS made significant progress rationalizing its hospital portfolio and addressing near-term debt maturities
  - ✓ Divested 30 hospitals and received $1.7B in gross proceeds excluding retained working capital
    - 10.4x EBITDA multiple
  - ✓ Planning additional hospital divestitures of ~$2.0B net revenue (mid-single digit Adj. EBITDA margins) for 2018
    - Approximately $1B of net revenues under definitive agreement / letters of intent
    - $1.3B gross proceeds expected during 2018
  - ✓ Reduced secured credit facilities by ~$3.74B or ~56% (since April 2016)
    - $1.0B revolver reduced to $650M and extended maturity to 2021 ($190M non-extended revolver due 2019 remains)(1)
    - $712M TLA repaid
    - $2.8B TLF, TLG and TLH repaid
  - ✓ Completed Amendment No. 3 with revolver lenders
  - ✓ Appointed several new senior executives and two independent board members
  - ✓ CHS' remaining hospitals operate in markets with opportunities for:
    - Stronger market position
    - Higher growth
    - Better managed care and commercial rates
    - Improved profitability

(1) Extended revolver was reduced from $1B to $739M on May 30, 2017 and subsequently reduced to $650M on February 26, 2018.

CHS Community Health Systems, Inc.

7

Continuing to Execute Business Strategy Gain market share by increasing volumes and growing revenues Increase productivity and operating efficiency to enhance profitability Improve patient safety and quality of care Rationalize portfolio through select divestitures 1 2 3 4

Corporate Behavioral Health Support Corporate Rehab/Skilled Nursing Support Home Health Joint Venture Partnership Outpatient Growth & Access Point Expansion Physician Practice Patient Access and Retention Medical Staff Collaboration Alignment ACOs, CINs and Bundled Payments Community-Based Care Acuity Focus & Service Line Development Proprietary Transfer Center Strategic Capital Deployment Acute Care Post/Non-Acute Care Volume and Revenue Growth Increase Market Share 1

Expanding Services Across Continuum of Care Acute Care Post/Non-Acute Care Community-Based Care Ambulatory Surgery Centers E-visits Physician Practices Diagnostic/ Imaging Center Hospital Behavioral Health Rehab/Skilled Nursing Home Health Urgent Care Center Freestanding Emergency Department Home 1

Expanding Patient Access Points 1 2017(1) Surgery centers 55 Urgent care centers 45 Freestanding EDs 9 Home health agencies(2) 62 Walk-in retail clinics 48 Diagnostic centers 115 Physician clinics 950 (1)125 hospitals as of December 31, 2017. (2)20% of JV partner.

Case Study: Northwest Healthcare Regional Market Tucson, Arizona Access Points 2014 2017 Hospitals 2 2 Free Standing ED(1) 0 1 Physician Offices / Clinics 20 24 Urgent Care Centers 6 9 Outpatient Clinics 21 22 Ambulatory Surgery Centers 3 3 1 4.4% CAGR ($ in millions) (1)Second Free Standing ED to open in 2018. EBITDA margin increased 450 basis points from 2014 to 2017

CHS CHS Transferred for Higher Level of Care Patient goes to ER Centralized access point to transfer patients into and out of CHS Staffed 24/7 with Nursing and Behavioral Health professionals Acute care and post acute care placement Behavioral Health telemedicine assessment and placement Compliance safety net for hospitals: recorded calls and standardized processes Data provides operational transparency and market insight Leverage size and scale of CHS markets and service line alignment Behavioral Health, SNFs, LTAC, IRF Employed & Affiliated EMS & Private CHS & Non-CHS IRF, SNF, LTAC Post Acute Placement Non-CHS, Urgent Care, FSER Providers Acute Care Transport Community Non-CHS Transfer Centers Drive Enterprise Volume Growth 1

Accountable Care Organizations (ACOs) Drive Growth 500+ Participating Practices & Hospitals 4K+ Participating Providers 260K+ Attributed MFFS Lives 15 MSSP ACOs *as of January 2018 1

Productivity and Operational Efficiency Initiatives 2 CHS continues to focus on delivering care more efficiently and reducing operating costs SWB Management Vendor Efficiencies Supply Chain Optimization Shared Service Centers Peak Performance Teams High Opportunity Hospitals

Improve Safety and Quality High Reliability Using techniques from high-risk industries like nuclear power and aviation to create inherently safe hospital environments Consistent Reduction of the Serious Safety Event Rate Note: CHS Legacy hospitals are compared to an April 2013 baseline, while HMA are compared to a June 2015 baseline. Collaborating with Harvard T.H. Chan School of Public Health on their continuing research related to the Safe Surgery Checklist  - the World Health Organization (WHO) demonstrated significant reduction in surgical mortality and complications with the use of this tool. Ongoing Research Collaboration with Harvard 3

Statistical and Financial Impact From Portfolio Rationalization 2017 compared to 2016 125 hospitals(1) 112 hospitals after excluding 2018 Planned Divestitures(2) Change Admissions -1.8% -1.4% +40bps Adjusted admissions -1.6% -1.3% +30bps Surgeries -2.3% -2.3% – 2017 Adjusted EBITDA margin 11.8% 12.6% +80bps Note:125 hospitals represent CHS’ hospital portfolio after Completed 2016/2017 transactions. Completed 2016 / 2017 Transactions represent 30 completed hospital divestitures, QHC spinoff and sale of Las Vegas JV, majority ownership in Home Care division and 10 MOBs. (1)Adjusted to exclude Completed 2016 / 2017 transactions, as if all transactions occurred on January 1, 2016. (2)Adjusted to exclude Completed 2016 / 2017 transactions and 2018 Planned Divestitures (Definitive Agreements and Non-Binding Letters of Intent), as if all transactions occurred on January 1, 2016. 4

As reported Completed 2017 Transactions and other non-same store Adjusted for Completed 2017 Transactions(2) (155 hospitals as of January 1, 2017) (30 hospitals) (125 hospitals) 2017 2017(1) 2017 Admissions (000s) 738 77 661 Adj. admission (000s) 1,597 172 1,425 Adjusted net revenue per adj. admission $9,986 $10,083 $9,973 ($M) Adjusted net operating revenues(3) $15,945 $1,735 $14,210 % growth (13.5%) 0.6% Adjusted EBITDA(4) $1,703 $22 $1,681 % margin 10.7% 1.3% 11.8% CapEx $737 $33 $703 % of revenue 4.6% 1.9% 4.9% Statistical and Financial Impact From Completed 2017 Transactions 4 Note: Completed 2017 Transactions represent 30 completed hospital divestitures. (1)Represents the 2017 financial results attributable to the 30 hospitals divested in 2017 for the periods prior to divestiture. (2)Adjusted to exclude Completed 2017 Transactions, as if all transactions occurred on January 1, 2017. (3)Adjusted net revenue is a non-GAAP financial measure, and excludes the charge related to the change in estimate for contractual allowance and provision for bad debts recorded during the three months ended December 31, 2017. See page 6. (4)For a reconciliation of consolidated Adjusted EBITDA as reported for 2017, see the notes to our press release dated February 27, 2018. For a reconciliation of Adjusted EBITDA for 2017 attributable to the 30 hospitals that were divested during 2017, see page 24.

Statistical and Financial Impact After 2018 Planned Divestitures[1]

4

	Adjusted for Completed 2017 Transactions[2] (125 hospitals)	2018 Planned Hospital Divestitures[3] (13 hospitals)	Adjusted for Completed 2017 Transactions and 2018 Planned Hospital Divestitures[4] (112 hospitals after excluding 2018 Planned Divestitures)
	2017	2017	2017
Admissions (000s)	661	59	601
Adj. admission (000s)	1,425	132	1,294
Adjusted net revenue per adj. admission	$9,973	$7,598	$10,208
($M)			
Adjusted net operating revenues[5]	$14,210	$1,005	$13,205
% growth	*0.6%*		*1.1%*
Adjusted EBITDA[6]	$1,681	$18	$1,662
% margin	*11.8%*	*1.8%*	*12.6%*
CapEx	$703	$90	$613
% of revenue	*4.9%*	*9.0%*	*4.6%*

Note: Completed 2017 Transactions represent 30 completed hospital divestitures.
(1) There can be no assurance that these planned divestitures will be completed or, if they are completed, the ultimate timing of the completion of these divestitures, the financial impact, or the aggregate amount of proceeds received.
(2) Adjusted to exclude the impact of Completed 2017 Transactions, as if all transaction occurred on January 1, 2017. See slide 19.
(3) Represents financial results for 2017 attributable to the three hospitals subject to definitive agreements and the ten hospitals subject to non-binding letters of intent.
(4) Adjusted to exclude the impact of Completed 2017 Transactions and 2018 Planned Divestitures (Definitive Agreements and LOIs), as if all transactions occurred on January 1, 2017.
(5) Adjusted net revenue is a non-GAAP financial measure, and excludes the charge related to the change in estimate for contractual allowance and provision for bad debts recorded during the three months ended December 31, 2017. See page 6.
(6) For a reconciliation of Adjusted EBITDA for 2017 attributable to the three hospitals subject to definitive agreements and the ten hospitals subject to non-binding letters of intent, see page 24.

CHS Community Health Systems, Inc.

20

CHS Refinancing strategy contemplates execution of several transactions with staged implementation Step 1: Completed on Feb 26, 2018 Amended Secured Net Leverage Ratio to First Lien Net Leverage Ratio and eliminated Interest Coverage Ratio for Revolver Amendment in return for cash flow revolver reduction ($739M to $650M) and a more immediate sweep of asset sale proceeds (Amendment #3 to Credit Agreement) Relationship banks committed to new $1.0B 5 year ABL revolving credit facility, subject to termination of short-dated ABS facility and approval of proposed Term Loan Amendment Step 2: Proposed Term Loan Amendment (Amendment #4 to Credit Agreement) CHS seeks to amend the existing credit agreement to: Increase junior secured debt capacity Permit $1.0B ABL revolving credit facility (replacing the $700M Accounts Receivable securitization facility) in return for a cash flow revolver reduction Reduce pari pasu debt incurrence capacity Immediate sweep of asset sale proceeds Step 3: March / April 2018 Seek to exchange 2019/2020 senior notes for new longer-dated second lien notes Step 4: After amendment and exchange completed, CHS will seek to extend or refinance ~$1.0B TLG In connection with the Company’s strategy to proactively manage its debt maturities and capital structure, it has retained Citi, Credit Suisse, J.P. Morgan and Lazard as financial advisers Refinancing Overview

Appendix

2017 EBITDA Reconciliation for Completed 2017 and 2018 Planned Divestitures The following table reflects the reconciliation of Adjusted EBITDA, as defined, to loss from continuing operations before income taxes for the year ended December 31, 2017 for (1) the hospitals divested in 2017, (2) hospitals planned for divestiture subject to the 2018 Definitive Agreements and (3) hospitals planned for divestiture subject to the 2018 Non-binding Letters of Intent. Represents interest on other debt including capital leases and physician loans, as well as a component of the interest expense allocated to the hospitals from corporate, which for most hospitals is based on a calculation of interest on the hospital's due to/from the Parent.

2016 EBITDA Reconciliation for Completed 2017 Divestitures The following table reflects the reconciliation of Adjusted EBITDA, as defined, to loss from continuing operations before income taxes for the year ended December 31, 2016 for the hospitals divested in 2017. Represents interest on other debt including capital leases and physician loans, as well as a component of the interest expense allocated to the hospitals from corporate, which for most hospitals is based on a calculation of interest on the hospital's due to/from the Parent.